Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Form S-8 (Nos. 333-82959, 333-82951 and 333-19059), and Form S-3 (Nos. 333-55677, 33-80181, and 333-93087)
of Vizacom,  Inc. of our Report  dated March 23, 2000 (March 27, 2000 as to Note
12) with respect to the combined financial statements of P.C. Workstation Rentals, Inc. and Storageland, Inc., appearing in this Current Report on Form 8-K/A No. 1 of Vizacom, Inc.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Jericho, New York
April 13, 2000